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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                  FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): August 31, 1999
                                                        ---------------


                           AFC CABLE SYSTEMS, INC.
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              (Exact Name of Registrant as Specified in Charter)

   DELAWARE                       000-23070                       95-1517994
   --------                       ---------                       ----------
(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                      Identification No.)



 50 Kennedy Plaza, Suite 1250, Providence, RI                       02903
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   (Address of Principal Executive Offices)                        (Zip Code)




      Registrant's Telephone Number, including Area Code: (410) 453-2000



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                          This is Page 1 of 5 Pages.
                       Exhibit Index appears on Page 5.


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ITEM 5.       OTHER EVENTS


On August 31, 1999, AFC Cable Systems, Inc., a Delaware corporation ("AFC Cable"), Tyco International (NV) Inc. ("Tyco (NV)") and Tyco Acquisition Corp. XXII, a direct wholly owned subsidiary of Tyco (NV) ("Merger Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The obligations of each of Tyco (NV) and Merger Subsidiary are guaranteed by Tyco International Ltd. ("Tyco"). In accordance with the terms of the Merger Agreement, Merger Subsidiary shall be merged (the "Merger") with and into AFC Cable in accordance with the General Corporation Law of the State of Delaware, whereupon the separate existence of Merger Subsidiary shall cease, and AFC Cable shall be the surviving corporation. In the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of AFC Cable will be converted into the right to receive a fraction of a common share of Tyco determined by dividing $45.00 by the average of the daily volume weighted selling price per Tyco common share on the New York Stock Exchange for the five trading days ending on the fourth trading day before the meeting of the AFC Cable stockholders relating to the Merger. The Merger Agreement also provides for the payment of a break-up equal to $16.0 million under certain circumstances. The transaction is intended to be treated as a tax-free reorganization and to be accounted for under the purchase method of accounting. The closing of the Merger is subject to customary conditions, including the receipt of regulatory and shareholder approval. The closing is expected to occur in the fourth calendar quarter of 1999.

In connection with the execution of the Merger Agreement, AFC Cable terminated the Agreement and Plan of Merger with Thomas & Betts Corporation, a Tennessee corporation ("Thomas & Betts"), and paid Thomas & Betts the $16.0 million break-up fee required under that agreement.

Concurrently with the execution of the Merger Agreement, Mr. Ralph R. Papitto, Chairman and Chief Executive Officer of AFC, entered into a voting agreement (the "Voting Agreement") whereby Mr. Papitto agreed to vote all shares of AFC Cable owned by him in favor of the Merger and the Merger Agreement.

      The foregoing description is qualified in its entirety by reference to the Merger Agreement and the Merger Agreement.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibits.
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           2.1    Agreement and Plan of Merger dated August 31, 1999 by and
                  among AFC Cable Systems, Inc., Tyco International (NV) Inc. and Tyco Acquisition Corp. XXII.

           2.2    Voting Agreement dated August 31, 1999 by and between Ralph
                  R. Papitto and Tyco International (NV) Inc.


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           2.3    Agreement to Furnish Copies of Omitted Schedules and
                  Exhibits to the Agreement and Plan of Merger dated August 31, 1999 by and among AFC Cable Systems, Inc., Tyco International (NV), Inc. and Tyco Acquisition Corp. XXII.

           99.1   Press Release dated August 30, 1999 of AFC Cable.

           99.2   Press Release dated August 31, 1999 of AFC Cable.


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                                  SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       AFC CABLE SYSTEMS, INC.



                                       By:/s/Raymond H. Keller
                                          --------------------
                                          Name:  Raymond H. Keller
                                          Title: Chief Financial Officer


Date: September 3, 1999


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                                EXHIBIT INDEX


  Exhibit No.                 Description of Exhibits                    Page
  -----------                 -----------------------                    ----

      2.1 Agreement and Plan of Merger dated August 31, 1999 by and among AFC Cable Systems, Inc., Tyco
                     International (NV) Inc. and Tyco Acquisition Corp.
                     XXII.

      2.2 Voting Agreement dated August 31, 1999 by and between Ralph R. Papitto and Tyco International
                     (NV) Inc.

      2.3 Agreement to Furnish Copies of Omitted Schedules and Exhibits to the Agreement and Plan of Merger dated August 31, 1999 by and among AFC Cable Systems, Inc., Tyco International (NV) Inc. and Tyco
                     Acquisition Corp. XXII.

     99.1            Press Release dated August 30, 1999 of AFC Cable.

     99.2            Press Release dated August 31, 1999 of AFC Cable.


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